UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2014 (December 31, 2013)

Simon Property Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 W. Washington Street
Indianapolis, IN	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Amendment and Restatement of CEO LTIP Award

Effective as of December 31, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Simon Property Group, Inc., (“we”, “us”, or the” Company”) approved modifications to the one—time award to the Company’s Chief Executive Officer, David Simon, of 1,000,000 long-term incentive performance units (“LTIP Units”) (the “Award”) which was entered into on July 6, 2011.  In order to modify the Award, the Company and David Simon mutually agreed to amend and restate the Award in its entirety, as set forth below.

The Company believes that the Award, as modified, moots the claims raised in the pending cases captioned LAMPERS, et al. v. Bergstein, et al., Del. Ch., C.A. No. 7764-CS and Shepherd v. Simon, et al., Del. Ch., C.A. No. 7902-CS and the Committee has determined that it will not make non-performance based grants of LTIP units without shareholder approval of an amendment to our 1998 Stock Incentive Plan which authorizes such awards. The Company has made a motion to dismiss the claims as moot, however here can be no assurance,  that these cases will be resolved or dismissed on that basis.

Move to Performance Based Equity.

The Company and David Simon have agreed that the Award, which was previously entirely service-based, will now become eligible to vest based on the attainment of Company- based performance goals, in addition to a service-based vesting requirement.  The Award, as amended and restated, provides that if the relevant performance criteria are not achieved, Mr. Simon will forfeit all or a portion of the Award. While the Committee believes that performance-based awards usually should have both a downside and an upside component, at Mr. Simon’s request, the amended and restated Award does not contain an opportunity for Mr. Simon to receive additional LTIP Units should the Company’s performance exceed the higher end of the performance criteria.

The performance criteria in the modified Award are designed to incentivize Mr. Simon to continue and improve upon the Company’s outstanding performance achieved under his leadership, and in the interest of aligning the modified Award with the Company’s pay-for-performance philosophy, which has been instrumental in the creation of exceptional long-term shareholder value.  To earn 100% of the A, B and C Units, respectively, according to the performance criteria in the modified Award, as described below, the Company must achieve a Compound Annual Growth Rate of at least (i) 12% between 2010 and 2015, (ii) 11% between 2010 and 2016 and (iii) 10% between 2010 and 2017, in each case, without taking into account the “catch-up feature” (as described below).

Prior to the modification, the 1,000,000 LTIP Units vested over an eight year period, with one third vesting in 2017, one third vesting in 2018 and one third vesting in 2019.  Pursuant to the modification, effective December 31, 2013, 720,000 of such LTIP Units were cancelled and in respect thereof 360,000 LTIP Units were granted to David Simon on December 31, 2013 (the “A Units”) and 360,000 LTIP Units were granted to David Simon on January 1, 2014 (the “B Units”).  280,000 of the LTIP Units granted on July 6, 2011 shall be cancelled on January 1, 2015 and in respect thereof 280,000 LTIP Units shall be granted on January 1, 2015 (the “C Units”).  The A Units, B Units and C Units may only be earned if and to the extent the applicable performance criteria and vesting requirements are met, as set forth below.

Performance Criteria.

The Company has determined that consolidated funds from operations (“FFO”) per share should be the performance criteria for the Award.  The Company considers FFO per share a key measure of operating performance that is important and disclosed by the Company in its earnings releases and public filings. FFO per share is a widely recognized measure of the performance of REITs. The Committee recognizes that, since 2010, FFO per share has increased from $5.03 per share under David Simon’s leadership, and wishes to establish prospective FFO performance conditions to incentivize David Simon to continue the Company’s outstanding performance and increase FFO per share.

If the Company does not achieve FFO per share of at least $8.07 for 2015, then the 360,000 Class A Units shall not be earned.  If the Company achieves FFO per share of $8.07 for 2015, then 50% of such Class A Units may be earned, subject to fulfillment of additional service based vesting requirements.  If the Company achieves FFO per share of $8.86 for 2015, then 100% of such Class A Units may be earned, subject to fulfillment of additional service based vesting requirements.  If the Company achieves FFO per share of  greater than $8.07  but less than $8.86 for 2015, then the number of Class A Units that may be earned shall be between 50% and 100% based on linear interpolation, subject to fulfillment of additional service based vesting requirements.

If the Company does not achieve FFO per share of at least $8.43 for 2016, then all 360,000 Class B Units shall not be earned.  If the Company achieves FFO per share of $8.43 for 2016, then 50% of such Class B Units may be earned, subject to fulfillment of additional service based vesting requirements.  If the Company achieves FFO per share of $9.40 for 2016, then 100% of such Class B Units may be earned, subject to fulfillment of additional service based vesting requirements.  If the Company achieves FFO per share of  greater than $8.43 but less than $9.40 for 2016, then the number of Class B Units that may be earned shall be between 50% and 100% based on linear interpolation, subject to fulfillment of additional service based vesting requirements.

If the Company does not achieve FFO per share of at least $8.62 for 2017, then all 280,000 Class C Units shall be forfeited.  If the Company achieves FFO per share of $8.62 for 2017, then 50% of such Class C Units may be earned, subject to fulfillment of additional service based vesting requirements.  If the Company achieves FFO per share of $9.80 for 2017, then 100% of such Class C Units may be earned, subject to fulfillment of additional service based vesting requirements.  If the Company achieves FFO per share of greater than $8.62 but less than $9.80 for 2017, then the number of Class C Units that may be earned shall be between 50% and 100% based on linear interpolation, subject to fulfillment of additional service based vesting requirements.

Notwithstanding the preceding three paragraphs, (i) if all or a portion of the Class A Units are not earned in 2015, then any such unearned Class A Units may be earned in 2016 if FFO per share for calendar year 2016 is equal to or greater than $9.40 or in 2017 if FFO per share for calendar year 2017 is equal to or greater than $9.80 and (ii) if all or a portion of the Class B Units are not earned in 2016, then any such unearned Class B Units may be earned in 2017 if FFO per share for calendar year 2017 is equal to or greater than $9.80 (collectively, the “catch-up feature”), in each case, subject to fulfillment of additional service based vesting requirements.

The charts below set forth the number of A Units, B Units and C Units that may be earned based upon achieving various levels of FFO per share in calendar year 2015, 2016 and 2017, respectively (without taking into account the catch-up feature).

	A Units
	2015 FFO per share(1)	% Which may be earned	# of LTIP Units which may be earned
equal to or greater than	$8.86	100%	360,000
equal to	$8.07	50%	180,000
less than	$8.07	0%	0

(1) If the FFO per share for 2015 is more than $8.07 but less than $8.86, then the number of LTIP Units that may be earned shall be based on linear interpolation between 50% and 100%.

	B Units
	2016 FFO per share(2)	% Which may be earned	# of LTIP Units which may be earned
equal to or greater than	$9.40	100%	360,000
equal to	$8.43	50%	180,000
less than	$8.43	0%	0

(2) If the FFO per share for 2016 is more than $8.43 but less than $9.40, then the number of LTIP Units that may be earned shall be based on linear interpolation between 50% and 100%.

	C Units
	2017 FFO per share(3)	% Which may be earned	# of LTIP Units which may be earned
equal to or greater than	$9.80	100%	280,000
equal to	$8.62	50%	140,000
less than	$8.62	0%	0

(3) If the FFO per share for 2017 is more than $8.62 but less than $9.80, then the number of LTIP Units that may be earned shall be based on linear interpolation between 50% and 100%.

After determining the number of A Units, B Units and C Units respectively, that are earned based on the chart above (and/or after taking into account the catch-up feature), such earned A Units shall vest on January 1, 2018, such earned B Units shall vest on January 1, 2019 and such earned C Units shall vest on June 30, 2019, in each case subject to David Simon’s continued employment or service with the Company through such applicable date, provided that the A Units, B Units and C Units may become vested earlier upon certain terminations of employment or service, as set forth below.

Prior to the modification, the Award contained a single trigger change of control provision, whereby the unvested LTIP Units would vest in full upon a Change of Control. In connection with the modification, the Award was changed to institute a double-trigger change of control provision which requires David Simon to be terminated by us without Cause or to resign for Good Reason, in each case during the period commencing six months prior to and ending eighteen months after the

Change of Control, in order for the LTIP units to vest in connection with a Change of Control (capitalized terms  used but not defined herein shall have the meaning set forth in the amended and restated Award agreement).

Under the modified Award, if David Simon hereafter dies or his employment or service is terminated by us due to Disability, then all unvested LTIP Units will automatically vest.  If David Simon’s employment or service is terminated by us without Cause or by Mr. Simon for Good Reason,  then the unearned LTIP Units will not automatically vest, but will be eligible to vest as follows: (i) if such termination is on or prior to June 30, 2015, up to one—half of the unearned LTIP Units will vest, if and to the extent that the Termination FFO (defined below) per share  is equal to or greater than FFO A (defined below) per share for the year of termination and will vest in full if such Termination FFO is equal to or greater that FFO B (defined below) per share, (ii) if such termination  occurs after June 30, 2015 and on or prior to December 31, 2017,  a portion of the  remaining Unvested LTIP Units will be earned equal to  the product of (A) 100% of the unearned LTIP Units that will vest if and to the extent that the Termination FFO per share  is equal to or greater than FFO B per share for the year of termination and between 50% to 100%  if such Termination FFO is equal to or greater that FFO A per share but less than FFO B per share (the exact percentage to be based on linear interpolation)  multiplied by (B) a quantity equal to (1) the number of completed calendar months that David Simon completed from July 6, 2011 through the date of the such termination, divided by (2) 96 (the number of calendar months in his employment agreement term) and (iii) if such termination occurs after December 31, 2017, a portion of remaining Unvested LTIP Units shall become Vested LTIP Units with such portion equal to the product of (A) the number of Unvested LTIP Units (after taking into account the number of Unvested LTIP Units if any that shall be forfeited after calendar year 2017 to the extent the performance goals were not achieved), multiplied by (B) (1) the number of completed calendar months from July 6, 2011 through the date of the such termination, divided by (2) 96.

“Termination FFO” per share means the FFO per share for the most recent calendar quarter multiplied by four (resulting in an annualized FFO per share number).  “FFO A” means for 2015, 2016 and 2017, respectively: (i) for 2015: $8.07 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2015; (ii) for 2016: $8.43 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2016 and (iii) for 2017: $8.62 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2017. “FFO B” means for 2015, 2016 and 2017, respectively: (i) for 2015: $8.86 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2015; (ii) for 2016: $9.40 multiplied by a percentage equal (A) one hundred percent minus (B) the CAGR for the five year period preceding 2016 and (iii) for 2017: $9.80 multiplied by a percentage equal (A) one hundred percent  minus (B) the CAGR for the five year period preceding 2017.

The remainder of the amended and restated Award is substantially similar to the Award prior to the modification. A copy of the amended and restated award agreement is filed as Exhibit 10.1, to this report and is incorporated by reference herein. The foregoing summary is qualified in its entirety by reference to such amended and restated award agreement.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

None

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Simon Property Group Series CEO LTIP Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2014

SIMON PROPERTY GROUP, INC.

	By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Senior Executive Vice President and
Chief Financial Officer